EXHIBIT 32.1

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Greg Jarman, the Principal Executive Officer of Omnicity Corp., and Don Prest, the Principal Financial Officer of Omnicity Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q/A (Amendment No. 2) of Omnicity Corp. for the quarterly period ended October 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Omnicity Corp.

Date: October 29, 2010


/s/ Greg Jarman
--------------------------------------
Greg Jarman
Chief Executive Officer and a Director
(Principal Executive Officer)


/s/ Don Prest
--------------------------------------
Don Prest
Chief Financial Officer and a Director
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Omnicity Corp. and will be retained by Omnicity Corp. and furnished to the Securities and Exchange Commission or its staff upon request.